UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 2000


                                MITEL CORPORATION
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


            CANADA                       1-8139                   NONE
-------------------------------    -------------------     -------------------
(State or other jurisdiction of   (Commission File No.)    (I.R.S. Employer
incorporation or organization)                              Identification No.)


              350 Legget Drive
               P.O. Box 13089
          Kanata, Ontario, Canada                  K2K 2W7
       ----------------------------          ------------------
           (Address of principal                (Postal Code)
             executive offices)


       Registrant's telephone number, including area code: (613) 592-2122
                                                           --------------
                                       N/A
                 -----------------------------------------------
          (Former name or former address, if changed since last report)


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Item  5. Other Events

Mitel Corporation has entered into a letter of intent to sell its Communications Systems Division.

On December 15, 2000, Mitel Corporation ("Mitel" or "the Company") issued a press release announcing that it had signed a letter of intent to sell its Communications Systems division, including the name "Mitel", for approximately $350 million in cash, notes and a minority interest in the business to companies controlled by Dr. Terence H. Matthews. The sale transaction is expected to close in February 2001.

The letter of intent is subject to the entering of a Master Acquisition Agreement between Mitel Corporation and Dr. Matthews' acquiring companies, and to regulatory and other approvals.

Mitel also announced that it expects to report the results, assets and liabilities of its Communications Systems division as discontinued operations for the third quarter ending December 29, 2000 with appropriate adjustments to reflect the anticipated sale transaction. The final accounting for the sale transaction is expected to be recorded in Mitel's fourth quarter of Fiscal 2001.

Mitel also announced that it expects its Semiconductor sales for the third quarter to be sequentially lower by approximately 10 percent from the $194.3 million recorded in the second quarter of Fiscal 2001.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.



Item  7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.       Description
-----------       -----------

99.1              Press Release, dated December 15, 2000.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               MITEL CORPORATION
                                               (Registrant)


Date December 20, 2000                         Jean-Jacques Carrier
                                               Jean-Jacques Carrier
                                               Senior Vice President, Finance
                                               and Chief Financial Officer


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